UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 9, 2012

LUCID, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	001-35379	16-1406957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

95 Methodist Hill Drive, Suite 500, Rochester, NY	14623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code:  (585) 239-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2012, Mr. Martin J. Joyce resigned as Chief Financial Officer of Lucid, Inc. (the “Company”). Pursuant to a Separation Agreement, by and between the Company and Mr. Joyce, dated July 9, 2012 (the “Separation Agreement”), the Company will pay Mr. Joyce will receive a cash payment of $370,000 in installments payable over a period of almost two years, subject to acceleration. The foregoing description of the terms of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

On July 9, 2012, the Board of Directors appointed Richard J. Pulsifer as the new Chief Financial Officer of the Company.

Mr. Pulsifer, age 54, served as Chief Financial Officer at American Aerogel Corporation, a manufacturer of advanced materials, from December 2009 to June 2012. From 2007 to September 2009, Mr. Pulsifer served as Chief Financial Officer at HighRes Biosolutions, Inc., a manufacturer of life science products.

The Company has not entered into an employment agreement with Mr. Pulsifer.  If the Company enters into an employment agreement with Mr. Pulsifer in future, the Company will disclose such agreement by filing an amendment to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1                        Separation Agreement, by and between Lucid, Inc. and Martin J. Joyce, dated July 9, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCID, INC.

Date: July 13, 2012	By:	/s/ L. Michael Hone
L. Michael Hone
Chief Executive Officer
(Principal Executive Officer)

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